SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 1, 2004

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02	Non-Reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Review

     As indicated in our prior 8-K filing dated August 24, 2004, Canyon Resources Corporation delayed the filing of its second quarter report on Form 10-Q. The Company has reviewed the appropriateness of its impairment model for evaluating the Briggs Mine assets under SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” During this evaluation the Company determined that it had used an inappropriate impairment model for evaluating the Briggs Mine assets. In addition, after discussions with its independent accountants, the Company determined that a loan made to a private exploration company, the proceeds of which were used for exploration, should have been accounted for as an exploration expense. The Company is also reviewing the accounting it used for restricted stock issued to an individual for services. The independent accountants, on September 1, 2004, advised the Company that disclosures should be made or actions should be taken to prevent future reliance on their audit report for 2003 and prior periods and completed interim review for the quarterly period ended March 31, 2004. On September 2, 2004, our Audit Committee held a meeting with management and the independent accountants and determined that the Company’s financial statements for 2003 and prior periods and quarterly period ended March 31, 2004 should be restated.

     The Company has furnished a copy of this Form 8-K containing the disclosures relating to prior financial statements to the Company’s independent accountants and requested that they furnish to the Company, as promptly as possible, a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the statements contained in this Form 8-K and, if not, stating the respects in which they do not agree. Within two days of receipt of the requested letter the Company expects to amend this Form 8-K to include the letter as an exhibit.

     The Company will file its second quarter report on Form 10-Q as soon as the Company finalizes the accounting relating to the above referenced matters and the independent accountants complete their review. The Company will make all reasonable efforts to file the 2004 second quarter report on Form 10-Q, containing the restatements for each quarter of 2003 and the first quarter of 2004, as soon a possible. The Company will file an amended 2003 Form 10-K incorporating all restatement adjustments for prior periods as soon as practical thereafter.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: September 8, 2004	By:	/s/ Gary C. Huber
Gary C. Huber Vice President-Finance

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